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                                                                   Exhibit 10.21


                                     FORM OF

                 RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

                                 by and between

                          MEDCO HEALTH SOLUTIONS, INC.

                           as Originator and Servicer

                                       and

                          MEDCO HEALTH RECEIVABLES, LLC

                                    as Buyer

                          Dated as of August [__], 2003

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                                TABLE OF CONTENT

                                                                           Page

ARTICLE I.  DEFINITIONS..............................................  1

    SECTION 1.01. Certain Defined Terms....................................  1
    SECTION 1.02. Other Terms..............................................  4
    SECTION 1.03. Incorporation of Defined Terms...........................  5

ARTICLE II. AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS...............  5

    SECTION 2.01. Facility.................................................  5
    SECTION 2.02. Making Purchases.........................................  5
    SECTION 2.03. Collections..............................................  6
    SECTION 2.04. Settlement Procedures....................................  7
    SECTION 2.05. Payments and Computations, Etc...........................  7
    SECTION 2.06. Contributions............................................  8
    SECTION 2.07. Intent of the Originator and the Buyer...................  8
    SECTION 2.08. Grant of Security Interest...............................  8

ARTICLE III. CONDITIONS OF PURCHASES.......................................  9

    SECTION 3.01. Conditions Precedent to Initial Purchase from the
                    Originator.............................................  9
    SECTION 3.02. Conditions Precedent to All Purchases....................  9

ARTICLE IV. REPRESENTATIONS AND WARRANTIES................................. 10

    SECTION 4.01. Representations and Warranties of the Originator......... 10

ARTICLE V. COVENANTS....................................................... 13

    SECTION 5.01. Covenants of the Originator.............................. 13

ARTICLE VI. ADMINISTRATION AND COLLECTION.................................. 19

    SECTION 6.01. Designation of Servicer.................................. 19
    SECTION 6.02. Certain Rights of the Buyer.............................. 19
    SECTION 6.03. Rights and Remedies...................................... 20
    SECTION 6.04. Transfer of Records to Buyer............................. 20

ARTICLE VII. TERMINATION EVENTS............................................ 21

    SECTION 7.01. Termination Events....................................... 21

ARTICLE VIII. INDEMNIFICATION.............................................. 23

    SECTION 8.01. Indemnities by the Originator............................ 23

                                       i

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ARTICLE IX. MISCELLANEOUS.................................................. 25

    SECTION 9.01. Amendments, Etc.......................................... 25
    SECTION 9.02. Notices, Etc............................................. 25
    SECTION 9.03. Binding Effect; Assignability............................ 25
    SECTION 9.04. Costs, Expenses and Taxes................................ 26
    SECTION 9.05. No Proceedings........................................... 26
    SECTION 9.06. GOVERNING LAW............................................ 26
    SECTION 9.07. Third Party Beneficiary.................................. 27
    SECTION 9.08. Restriction on Payments.................................. 27
    SECTION 9.09. Execution in Counterparts................................ 28
    SECTION 9.10. Integration; Survival of Termination..................... 28
    SECTION 9.11. Consent to Jurisdiction.................................. 28
    SECTION 9.12. WAIVER OF JURY TRIAL..................................... 29


EXHIBITS

EXHIBIT A    Deposit Accounts and Deposit Account Banks
EXHIBIT B    Form of Subordinated Note
EXHIBIT C    Trade Names and Former Names

                                       ii

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                 RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

                          Dated as of August [__], 2003

                  MEDCO HEALTH SOLUTIONS, INC., a Delaware corporation, in its capacity as originator of the Receivables (the "Originator") and as servicer of the Receivables (the "Servicer"), and MEDCO HEALTH RECEIVABLES, LLC, a Delaware limited liability company (the "Buyer"), agree as follows:

                  PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement or, if not defined therein, in the Receivables Purchase Agreement referred to below.

                  (2) The Originator has Receivables that it wishes to sell to the Buyer from time to time, and the Buyer has agreed to purchase such Receivables on the terms set forth herein.

                  (3) The Originator may also wish to contribute Receivables to the capital of the Buyer from time to time on the terms set forth herein.

                  NOW, THEREFORE, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agreement" means this Receivables Purchase and Contribution Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Closing Date" means August [__], 2003 or, if later, the first date on which the conditions precedent set forth in Section 3.01 are satisfied.

                  "Contract" means an agreement pursuant to or under which a pharmaceutical manufacturer shall be obligated to pay rebates, administrative fees, data fees or other fees to the Originator, in each case as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time and any replacement or substitute agreement; provided that the term "Contract" shall not include any agreement with Merck or any of its Affiliates so long as no payments under such agreement are remitted to a Deposit Account.

                  "Contributed Receivable" has the meaning specified in
         Section 2.06.

                  "Deemed Collection" has the meaning specified in
         Section 2.04(a).

                                      B-3

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                  "Deposit Date" means each day on which any Collections are deposited in a Deposit Account or on which any Transaction Party shall receive Collections.

                  "Discount" means, in respect of each Purchase, the Discount Percentage multiplied by the Outstanding Balance of the Receivables that are the subject of such Purchase.

                  "Discount Percentage" means, on any date, the percentage obtained from the following formula:

                                (LR + ACRP + ERP)

all determined by the Originator as of the most recent Monthly Reporting Date,

         Where
         -----

         LR         =     the average Loss-to-Liquidation Ratio for the three
                          Calculation Periods immediately prior to such Monthly
                          Reporting Date.

         ACRP       =     the "Adjusted Carrying Cost Reserve Percentage,"
                          defined as the sum of the Yield and Fee Reserve Ratio plus the Servicing Fee Reserve Ratio plus 1.00%.

         ERP        =     the "Expense Reserve Percentage" defined as 1.0%
                          (which reflects the cost of the Buyer's overhead, including costs of processing the purchase of Receivables and other normal operation costs, and a reasonable profit margin).

         None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Purchase Date.

                  With respect to each calculation set forth above with respect to a Monthly Reporting Date, such calculation as calculated on such Monthly Reporting Date and included in the applicable Monthly Report shall remain in effect from and including the related Monthly Reporting Date to but excluding the following Monthly Reporting Date.

                  For the initial period from and including the Closing Date to but excluding the first Monthly Reporting Date, the Discount Percentage will be [ ]%.

                  "Incipient Termination Event" means an event that but for notice or lapse of time or both would constitute a Termination Event.

                  "Indemnified Amounts" has the meaning specified in Section
         8.01.

                  "Indemnified Parties" has the meaning specified in Section
         8.01.

                  "Initial Subordinated Note Amount" has the meaning specified in Section 2.02(d).

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                  "Material Adverse Effect" means a material adverse effect on
         (i) the ability of any Transaction Party to perform its obligations under any Transaction Document, subject to applicable cure and grace periods, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) the Buyer's interest in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, (iv) the collectibility of the Receivables generally or of any material portion of the Receivables or the legality, validity or enforceability of the Contracts generally or of any material portion of the Contracts or (v) the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Originator and its Subsidiaries, taken as a whole.

                  "Purchase" means a purchase by, or contribution to, the Buyer of Receivables from the Originator pursuant to Article II.

                  "Purchase Date" means each day on which a Purchase is made pursuant to Article II.

                  "Purchased Receivable" means any Receivable which is purchased by the Buyer pursuant to Section 2.02.

                  "Purchase Price" for any Purchase means an amount equal (a) to the Outstanding Balance of the Receivables that are the subject of such Purchase as set forth in the Receivables Trial Balance, minus (b) the Discount for such Purchase minus (c) the amount of any Purchase Price Credits to be credited against the Purchase Price pursuant to Section 2.04.

                  "Purchase Price Credit" has the meaning specified in Section 2.04(c).

                  "Receivables" means all indebtedness and other obligations (in each case whether present or future, due or to become due, billed or unbilled) of any Obligor arising under or pursuant to a Contract, including, without limitation, the right to payment of any rebates, administrative fees, data fees, interest or finance charges, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto.

                  "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement, dated as of the date hereof, among the Buyer; the Originator, as Servicer; the Conduit Purchasers from time to time parties thereto; the Committed Purchasers from time to time parties thereto; the Managing Agents from time to time parties thereto; and Citicorp North America, Inc., as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "Receivables Trial Balance" of the Originator on any date means the Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette or other electronic or paper record) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Buyer.

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                  "Related Security" means with respect to any Receivable:

                           (i) all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and financing statement amendments authorized by an Obligor describing any collateral securing such Receivable;

                           (ii) all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                           (iii) all other books, records and other information
                  (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor;

                           (iv) all of the Originator's right, title and
                  interest in and to all Contracts or other agreements or documents that evidence, secure or otherwise relate to such Receivable; and

                           (v) all Proceeds of the foregoing.

                  "Repurchase Price" has the meaning specified in Section
         2.04(b).

                  "Settlement Date" means (i) the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) following the Termination Date, each other "Settlement Date" under and as defined in the Receivables Purchase Agreement.

                  "Subordinated Note" has the meaning specified in Section 2.02(d).

                  "Termination Event" has the meaning specified in Section 7.01.

                  "Transaction Party" means either of the Originator or (so long as it is the Originator or an Affiliate thereof other than the Buyer) the Servicer.

                  "Transferred Receivable" means a Purchased Receivable or a Contributed Receivable.

                  SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, as in effect on the date hereof and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" means articles and sections of, and schedules and exhibits to, this Agreement. Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. Any reference to any

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Law shall be deemed to be a reference to such Law as the same may be amended or re-enacted from time to time. Any reference to any Person appearing in any of the Transaction Documents shall include its successors and permitted assigns.


                  SECTION 1.03. Incorporation of Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Receivables Purchase Agreement.

          ARTICLE II. AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

                  SECTION 2.01. Facility. On the terms and conditions hereinafter set forth and without recourse to the Originator (except to the extent specifically provided herein), the Originator hereby agrees to sell to the Buyer all Receivables originated by it from time to time and the Buyer hereby agrees to purchase from the Originator all such Receivables from time to time, in each case during the period from the date hereof to the Termination Date; provided, however, that the Originator may, at its option, elect to contribute Receivables to the Buyer pursuant to Section 2.06 in lieu of a sale of such Receivables.

                  SECTION 2.02. Making Purchases.

                  (a) Initial Purchase. On the Closing Date, the Originator shall (i) contribute to the capital of the Buyer Receivables having an aggregate Outstanding Balance of $[ ] and (ii) sell to the Buyer all other Receivables outstanding as of the Closing Date. On the date of such Purchase, the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for the Receivables sold to it in the manner provided in
Section 2.02(c).

                  (b) Subsequent Purchases. On each Business Day following the Closing Date until the Termination Date, the Originator shall sell to the Buyer and the Buyer shall purchase from the Originator all Receivables originated by the Originator which have not previously been sold or contributed to the Buyer hereunder; provided, however, that the Originator may, at its option on any Purchase Date, contribute all or any of such Receivables to the Buyer pursuant to Section 2.06, instead of selling such Receivables to the Buyer pursuant to this Section 2.02(b). On or before the date of each such Purchase, the Buyer shall, upon the Satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).

                  (c) Payment of Purchase Price. The Purchase Price for each Purchase shall be paid on each Purchase Date therefor as follows: (i) first, to the extent the Buyer has available funds therefor, a deposit in same day funds to the Originator's account designated by the Originator and (ii) second, by means of an addition to the principal amount of the Subordinated Note in an aggregate amount equal to the remaining portion of the Purchase Price; provided that the Buyer may not pay all or any portion of the Purchase Price for any Purchase by means of an increase in the principal amount of the Subordinated
Note if, after giving effect thereto, the Tangible Net Worth of the Buyer would be less than 3% of the aggregate Outstanding Balance of the Pool Receivables.

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                  (d) Subordinated Note. On the Closing Date, the Buyer shall issue to the Originator a note substantially in the form of Exhibit B hereto (as amended, supplemented or otherwise modified from time to time, the "Subordinated Note"). The initial aggregate principal amount of the Subordinated Note (the "Initial Subordinated Note Amount") shall be equal to $[____] (which represents the portion of the Purchase Price to be paid by the Buyer on the Closing Date pursuant to Section 2.02(c) through an addition to the principal amount of the Subordinated Note). Following the Closing Date, the outstanding principal amount of the Subordinated Note at any time shall be equal to the difference between
(i) the sum of the Initial Subordinated Note Amount and each addition to the principal amount of the Subordinated Note pursuant to Section 2.02(c) as of such time and (ii) the aggregate amount of all payments made in respect of the principal of the Subordinated Note as of such time. All payments made in respect of the Subordinated Note shall be allocated, first, to pay accrued and unpaid interest thereon and, second, to pay the outstanding principal amount thereof.

                  (e) Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to the Purchase (including any contribution of Receivables pursuant to Section 2.06) on such date, the Buyer shall own all Receivables originated by the Originator on or prior to such date (including Receivables which have been previously sold or contributed to the Buyer hereunder), together with all Related Security with respect thereto.

                  SECTION 2.03. Collections. (a) On each Business Day, the Servicer shall apply all Collections released to the Buyer pursuant to the Receivables Purchase Agreement (i) first, to pay the Purchase Price then owing by the Buyer hereunder on such date, (ii) second, to pay the reasonable operating expenses of the Buyer then due and payable, (iii) third, if such date is a Settlement Date, to pay the accrued and unpaid interest on the outstanding principal amount of the Subordinated Note for the most recently ended calendar month and (iv) fourth, to prepay in whole or in part the principal amount of the Subordinated Note. The Servicer shall, on or before each Settlement Date, deposit into an account of the Buyer or the Buyer's assignee all remaining Collections of Transferred Receivables (if any) then held by the Servicer (but only to the extent such Collections have not been previously applied to purchase new Receivables hereunder or to make payments under the Subordinated Note).

                  (b) In the event that the Originator believes that collections which are not Collections of Transferred Receivables have been deposited into an account of the Buyer or the Buyer's assignee, the Originator shall so advise the Buyer and, on the Business Day following such identification to the Buyer's reasonable satisfaction, the Buyer shall instruct the Servicer to remit such collections to the Originator.

                  (c) On each Settlement Date, the Buyer shall, to the extent Collections are available for such purpose under the Receivables Purchase Agreement and are not required to pay the Purchase Price for any Receivables purchased hereunder, pay to the Originator accrued interest on the Subordinated Note; provided, however, that each such payment shall be made solely from Collections of Transferred Receivables after all other amounts then due from the Buyer under the Receivables Purchase Agreement have been paid in full and all amounts then required to be set aside by the Buyer or the Servicer under the Receivables Purchase Agreement have been so set aside; provided, further that no such payment shall be made at any time (i) when a Termination Event or Incipient Termination Event shall have occurred and be continuing or (ii)

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during the period between the Termination Date and the Final Payout Date. On each Business Day from and after the Final Payout Date, the Buyer shall apply all Collections of Transferred Receivables received by it (and not previously distributed) first to the payment of accrued interest on the Subordinated Note, and then to the reduction of the principal amount of the Subordinated Note until paid in full.

                  SECTION 2.04. Settlement Procedures. (a) If on any day any Transferred Receivable becomes (in whole or in part) a Diluted Receivable, the Originator shall be deemed to have received on such day a Collection of such Receivable in the amount of such Diluted Receivable (each, a "Deemed Collection").

                  (b) If on any day it is determined that any of the representations and warranties set forth in Section 4.01 with respect to any Transferred Receivable shall not have been true when made with respect to such Transferred Receivable, the Originator shall repurchase such Receivable on such day by paying to the Buyer an amount equal to the Outstanding Balance of such Transferred Receivable (the "Repurchase Price").

                  (c) The Originator shall pay to the Servicer the amount of all Deemed Collections and the amount of any Repurchase Price on or before the next Settlement Date after the date of such deemed receipt or the date of repurchase, as applicable; provided, however, that, prior to the Termination Date, such Deemed Collections and Repurchase Price may be paid by way of a credit (each a "Purchase Price Credit") against the Purchase Price otherwise payable by the Buyer hereunder in respect of Receivables arising on or after such date; provided, further that if any Purchase Price Credits remain unused upon the earlier to occur of (i) the Termination Date and (ii) the first Settlement Date to occur after the Calculation Period in which such Purchase Price Credits arose, then the Originator shall pay to the Buyer on such date in cash the amount of such unused Purchase Price Credits.

                  (d) Except as otherwise required by law or the relevant Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable.

                  SECTION 2.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Originator or the Servicer hereunder shall be paid or deposited no later than 12:00 Noon (New York City time) on the day when due in same day funds to an account or accounts designated by the Buyer from time to time.

                  (b) The Originator shall, to the extent permitted by law, pay to the Buyer interest on any amount not paid or deposited by the Originator (whether as Servicer or otherwise) when due hereunder at an interest rate per annum equal to 2.00% per annum above the Alternate Base Rate, payable on demand.

                  (c) All computations of interest hereunder shall be made on the basis of a year of 365 (or 366, as applicable) days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  SECTION 2.06. Contributions. The Originator shall on the Closing Date, and may from time to time thereafter at its option, by notice to the Buyer on or prior to the date of the proposed contribution, identify Receivables which it proposes to transfer to the Buyer as a capital contribution to the Buyer. On the date of each such contribution and after giving effect thereto, the Buyer shall own all right, title and interest in and to the Receivables so identified and contributed (collectively, the "Contributed Receivables") and all Related Security relating to such Receivables and all Collections with respect thereto and other proceeds of such Receivables and Related Security.

                  SECTION 2.07. Intent of the Originator and the Buyer. The Originator and the Buyer have structured this Agreement with the intention that each sale of Receivables hereunder be treated as a sale of such Receivables by the Originator to the Buyer for all purposes and each contribution of Receivables hereunder shall be treated as an absolute transfer of such Receivables by the Originator to the Buyer for all purposes. The Originator and the Buyer shall record each sale and contribution as a sale or capital contribution, as the case may be, on its books and records, and reflect each sale and contribution in its financial statements as a sale or capital contribution, as the case may be.

                  SECTION 2.08. Grant of Security Interest. As collateral security for the performance by the Originator of all the terms, covenants and agreements on the part of the Originator (whether as Originator, Servicer or otherwise) to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of all amounts payable by it hereunder and thereunder, the Originator hereby grants to the Buyer a security interest in all of the Originator's right, title and interest (if any) in and to the following, in each case whether now owned and existing or hereafter acquired or arising:

                  (a) all Contracts, including, without limitation, with respect to each Contract (i) all rights of the Originator to receive moneys due or to become due under or pursuant to such Contract (whether or no earned by performance), (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to such Contract, (iii) all rights of the Originator to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Contract, (iv) claims of the Originator for damages arising out of or for breach of or default under such Contract, and (v) the right of the Originator to compel performance and otherwise exercise all remedies thereunder;

                  (b) all Receivables, (whether arising before, on or after the Termination Date), together with all Related Security and Collections with respect thereto;

                  (c) all Deposit Accounts; and

                  (d) to the extent not included in the foregoing, all products, profits, collections and Proceeds of any and all of the foregoing.

                      ARTICLE III. CONDITIONS OF PURCHASES

                  SECTION 3.01. Conditions Precedent to Initial Purchase from the Originator. The initial Purchase of Receivables from the Originator pursuant to Section 2.02(a) hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such Purchase all of the instruments, documents, agreements and opinions specified in Section 3.01 of the Receivables Purchase Agreement, each (unless otherwise indicated therein) dated such date, in form and substance satisfactory to the Buyer.

                  SECTION 3.02. Conditions Precedent to All Purchases. The Buyer's obligation to make any Purchase (including the initial Purchase pursuant to Section 2.02(a)) hereunder shall be subject to the further conditions precedent that:

                  (a) on or prior to the date of such Purchase, the Servicer shall have delivered to the Buyer all Servicer Reports required under the Receivables Purchase Agreement, each duly completed and containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.03 of the Receivables Purchase Agreement and containing such additional information as may reasonably be requested by the Buyer;

                  (b) on the date of such Purchase the following statements shall be true (and the Originator, by accepting the Purchase Price for such Purchase, shall be deemed to have represented and warranted that):

                           (i) The representations and warranties contained in
                  Section 4.01 are true and correct in all material respects (except that, to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, such representation or warranty must be true and correct in all respects subject only to the materiality or Material Adverse Effect qualification set forth therein) on and as of the date of such Purchase as though made on and as of such date;

                           (ii) No event has occurred and is continuing, or
                  would result from such Purchase, that constitutes a Termination Event or an Incipient Termination Event; and

                           (iii) The "Termination Date" shall not have occurred
                  under (and as defined in) the Receivables Purchase Agreement; and

                  (c) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

         Notwithstanding the foregoing, unless otherwise specified by the Buyer (with the written consent of the Administrative Agent) in a written notice to the Originator, each Purchase shall occur automatically on each day prior to the Termination Date, with the result that the title to all Receivables and the Related Security with respect thereto shall vest in the Buyer automatically on the date each such Receivable arises and without any further action of any kind by the Buyer or the Originator, whether or not the conditions precedent to such Purchase were in fact satisfied on such date and notwithstanding any delay in making payment of the Purchase Price for such

Receivables (but without impairing the Buyer's obligation to pay such Purchase Price in accordance with the terms hereof).

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Originator. The Originator represents and warrants as follows as of the date hereof and as of the date of each Purchase hereunder:

                  (a) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Originator of the Transaction Documents to which it is a party, including the Originator's sale and contribution of Receivables hereunder and the Originator's use of the proceeds of Purchases, (i) are within the Originator's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Originator's certificate of incorporation or by-laws, (2) any Law applicable to the Originator, (3) any material contractual restriction binding on or affecting the Originator or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, except, in the case of each of sub-clauses (2) through (4) of this clause (iii), to the extent that such contravention would not be reasonably expected to have a Material Adverse Effect, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Originator's interest in the Transferred Receivables pursuant to this Agreement). Each of the Transaction Documents to which the Originator is named as a party has been duly executed and delivered by the Originator.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other Transaction Documents to which it is a party, except for the filing of the financing statements referred to in Section 3.01 of the Receivables Purchase Agreement.

                  (d) Each of the Transaction Documents to which the Originator is a party constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) Each sale and contribution of Receivables made pursuant to this Agreement will constitute a valid sale, transfer, and assignment of such Receivables to the Buyer, enforceable against creditors of, and purchasers from, the Originator. The Originator shall have no remaining property interest in any Transferred Receivable.

                  (f) (i) The Originator has heretofore furnished to the Buyer and the Purchasers its consolidated balance sheet and statements of income, stockholders' equity and cash flows (x) for the fiscal years ending, and at, December 29, 2001 and December 28, 2002, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended March 29, 2003. The financial statements described in clause (x) of this Section 4.01(f) were reported on by PricewaterhouseCoopers LLP for such fiscal years ending, and at, December 29, 2001 and December 28 2002, and in clause (y) of this Section 4.01(f) were certified by the Originator's chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Originator and its consolidated Subsidiaries as of such dates and for such periods in conformity with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (y) above of this Section 4.01(f). The Originator has heretofore also furnished to the Purchasers its unaudited pro forma condensed consolidated statement of income, for its fiscal year ended December 28, 2002, and for its fiscal quarter ended March 29, 2003 and its unaudited pro forma condensed consolidated balance sheet at March 29, 2003. Such pro forma financial statements comply, in all material respects, with the requirements of Article XI of Regulation S-X of the SEC.

                       (ii) Since December 28, 2002, there has been no change, occurrence or development that has had or could reasonably be expected to have a Material Adverse Effect.

                  (g) There are no actions, suits or proceedings by or before any Official Body pending against or, to the knowledge of the Executive Officers, threatened against or affecting the Originator or any of its Subsidiaries that (i) would reasonably be expected to be adversely determined, and (ii) if so determined either (x) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (y) seek to enjoin, unwind or otherwise materially and adversely affect the transactions contemplated by the Transaction Documents.

                  (h) No proceeds of any Purchase will be used for a purpose that violates or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (j) Immediately prior to each Purchase of Receivables hereunder, the Originator will be the owner of such Receivables and all Related Security with respect thereto, free and clear of any Adverse Claim (other than Adverse Claims created hereunder and under the Receivables Purchase Agreement). The Buyer has acquired a valid and perfected first priority ownership interest in each Transferred Receivable now existing or hereafter arising and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim (other than Adverse Claims created hereunder and under the Receivables Purchase Agreement). No effective financing statement or other instrument similar in effect, is filed in any recording office listing the Originator as debtor, covering any Receivable, any interest therein, the Related Security or Collections except such as may be filed in favor of the Buyer in accordance with this Agreement. Prior to giving effect to any transfer hereunder, all Receivables were payable to the Originator as principal for its own account. The Originator has no obligation (whether pursuant to any contract, any requirement of Law or otherwise) to remit any Collections on the Receivables to any Pharmaceutical Plan or to any other Person, other than to the Buyer hereunder and to the Purchasers as provided in the Receivables Purchase Agreement.

                  (k) Each Servicer Report (if prepared by any Transaction Party or any of their respective Affiliates, or to the extent that information contained therein is supplied by any Transaction Party or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished in writing at any time by or on behalf of any Transaction Party in connection with the Transaction Documents is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Buyer at such time) as of the date so furnished, and no such Servicer Report, information, exhibit, financial statement, document, book, record or report contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (l) The principal place of business and chief executive office of the Originator and the office where the Originator keeps its records concerning the Transferred Receivables are, and at all times during the past five (5) years have been located at the address or addresses referred to in Section 5.01(b).

                  (m) The name and address of each Deposit Account Bank, together with the account number of each Deposit Account, are as specified in Exhibit A (as the same may be updated from time to time pursuant to Section 5.01(g)).

                  (n) In the past five (5) years, the Originator has not used any corporate name, tradename or doing-business-as name other than the name in which it has executed this Agreement and the other names listed on Exhibit C. The Originator's Federal Employer Identification Number is 22-3461740.

                  (o) The Originator is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (p) (i) The fair value of the property of the Originator is greater than the total amount of liabilities, including contingent liabilities, of the Originator, (ii) the present fair salable value of the assets of the Originator is not less than the amount that will be required to pay all probable liabilities of the Originator on its debts as they become absolute and matured, (iii) the Originator does not intend to, and does not believe that it will, incur debts or liabilities beyond the Originator's abilities to pay such debts and liabilities as they mature and (iv) the Originator is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Originator's property would constitute unreasonably small capital.

                  (q) Each Receivable treated as or represented to be an Eligible Receivable on any date (including without limitation, for purposes of calculating the Net Receivables Balance under the Receivables Purchase Agreement) shall be an Eligible Receivable on such date.

                  (r) All Obligors have been instructed to remit all their payments in respect of Receivables directly to a Deposit Account with respect to which a duly executed Control Agreement is in full force and effect or will be in full force and effect within 30 days of the Closing Date.

                  (s) The transfers of Transferred Receivables by the Originator to the Buyer pursuant to this Agreement, and all other transactions between the Originator and the Buyer, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Originator.

                  (t) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, has resulted, or could reasonably be expected to result, in a Material Adverse Effect. The Originator and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the IRC with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the IRC and have not incurred any liability to the PBGC (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business) and none of the foregoing have resulted, or would reasonably be expected to result, in a Material Adverse Effect.

                  (u) No event has occurred and is continuing and no condition exists which constitutes a Termination Event or Incipient Termination Event.

                  ARTICLE V. COVENANTS

                  SECTION 5.01. Covenants of the Originator. From the date hereof until the first day following the Termination Date on which all of the Transferred Receivables are either collected in full or are written off in accordance with the Credit and Collection Policy, the Originator covenants and agrees as follows:

                  (a) Compliance with Laws, Etc. The Originator will comply in all respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

                  (b) Offices, Records and Books of Account. The Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at (i) the address of the Originator specified in Section 9.02 as of the date of this Agreement or (ii) upon 30 days' prior written notice to the Buyer, at any other locations in jurisdictions where all actions reasonably requested by the Buyer to protect and perfect the Buyer's interest in the Receivables have been taken and completed. The Originator also will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Purchaser hereunder.

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Originator will, at its expense, (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contracts.

                  (d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, the Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Adverse Claims created hereunder and under the Receivables Purchase Agreement) upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Deposit Account, or assign any right to receive income in respect thereof.

                  (e) Extension or Amendment of Receivables and Contracts. The Originator will not extend, amend or otherwise modify the terms of any Receivable except, in its capacity as Servicer, to the extent permitted under Section 6.02(c) of the Receivables Purchase Agreement. The Originator shall not amend, modify or waive any term or condition of any Contract, unless such amendment, modification or waiver (i) is made in accordance with the Credit and Collection Policy and (ii) could not reasonably be expected to cause any existing Receivable to cease to be an Eligible Receivable or otherwise have a Material Adverse Effect.

                  (f) Change in Business or Credit and Collection Policy. The Originator will not make any change in the character of its business or in the Credit and Collection Policy, except for any such change that would not (i) impair the collectibility of any Receivables in any material respect or (ii) otherwise be reasonably likely to have a Material Adverse Effect.

                  (g) Change in Payment Instructions to Obligors. The Originator will not add or terminate any Deposit Account from those listed on Exhibit A to this Agreement, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to the Deposit Accounts, unless the Buyer shall have received notice of such addition, termination or change (including an updated Exhibit A) and a fully executed Control Agreement with respect to each new Deposit Account. Each Deposit Account shall be maintained in the name of the Buyer.

                  (h) Deposits to the Deposit Accounts. The Originator will instruct all Obligors to remit all their payments in respect of the Receivables into the Deposit Accounts directly by wire transfer or electronic funds transfer to the relevant Deposit Account Bank. If the Originator shall receive any Collections directly, the Originator or the Servicer, as the case may be, shall promptly (and in any event within one Business Day) cause such Collections to be either (i) deposited into a Deposit Account or (ii) in the case of checks received by the Originator or the Servicer, mail to a Deposit Account Bank for deposit into a Deposit Account. The Originator and the Servicer will not permit funds which do not constitute Collections of Receivables from being deposited into any Deposit Account.

                  (i) Marking of Records. At its expense, the Originator will mark its master data processing records evidencing Receivables with a legend evidencing that Transferred Receivables and the related Contracts have been sold in accordance with this Agreement.

                  (j) Audits. The Originator will, from time to time during regular business hours as requested by the Buyer or its assigns upon reasonable prior notice and at the Originator's expense, permit the Buyer, or its agents, representatives or assigns (including independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related Contracts, books and records and collections systems of the Originator, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Originator relating to Receivables and the Related Security, including, without limitation, the Contracts, and
         (iii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables and the Related Security or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Originator having knowledge of such matters. The Buyer shall use commercially reasonably efforts to minimize the disruption to the Originator's business in connection with any such audit, examination or visit.

                  (k) Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the Buyer's ownership of the Transferred Receivables and/or the Buyer's security interest in the property described in Section 2.08, or to enable the Buyer or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Originator will, upon the request of the Buyer or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable or that the Buyer or its assignee may reasonably request to perfect, protect or evidence the Buyer's ownership of such Receivables and/or such security interest; and (B) following the occurrence and during the continuation of a Termination Event or an Incipient Termination Event, deliver to the Buyer copies of the invoices evidencing the Transferred Receivables (which delivery may be made in electronic form).

                      (ii) The Originator authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Originator. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                      (iii) The Originator shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.

                      (iv) The Originator shall not change its jurisdiction of organization unless (i) the Buyer shall have received at least thirty (30) days advance written notice of such change and all action by Originator necessary or appropriate to perfect or maintain the perfection of the Buyer's interest in the Receivables (including, without limitation, the filing of all financing statements and the taking of such other action as the Buyer may request in connection with such change) shall have been duly taken and (ii) the new jurisdiction of organization is a State within the United States of America.

                      (v) The Originator will not change its name, identity or corporate structure or tax identification number or relocate its chief executive office or the office at which any records relating to the Receivables are maintained unless the Buyer shall have received at least thirty (30) days advance written notice of such change or relocation and all action by Originator necessary or appropriate to perfect or maintain the perfection of the Buyer's interest in the Receivables (including, without limitation, the filing of all financing statement amendments and the taking of such other action as the Buyer may request in connection with such change or relocation) shall have been duly taken.

                  (l) Reporting Requirements. The Originator will provide or cause to be provided to the Buyer and the Administrative Agent the following:

                      (i) not later than the earlier of (i) 100 days after the end of each fiscal year of the Originator and (ii) 5 Business Days after the filing thereof with the SEC, (A) the audited consolidated balance sheet of the Originator and related consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Originator and its consolidated Subsidiaries on a consolidated basis, as of such dates and for such periods, in conformity with GAAP; provided, however, that delivery within the time frame specified above of copies of the Originator's Annual Report on Form 10-K filed with the SEC shall satisfy the requirement for the delivery of the Originator's financial statements set forth in this clause (i);

                       (ii) not later than the earlier of (i) 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Originator and (ii) 5 Business Days after the filing thereof with the SEC, the unaudited consolidated balance sheet of the Originator and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Originator and its consolidated Subsidiaries, on a consolidated basis, as of such dates and for such periods, in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that delivery within the time frame specified above of copies of Originator's Quarterly Report on Form 10-Q filed with the SEC shall satisfy the requirements for the delivery of the Originator's financial statements set forth in this clause (ii);

                       (iii) at the time of the delivery of the financial statements provided for in clause (i) or clause (ii) of this Section 5.01(l), a certificate of a Financial Officer of the Originator to the effect that, to the best of such officer's knowledge, no Termination Event or Incipient Termination Event has occurred and is continuing or, if any Termination Event or Incipient Termination Event has occurred and is continuing, specifying the nature and extent thereof;

                       (iv) as soon as possible and in any event within one Business Day after obtaining knowledge of the occurrence of each Termination Event or Incipient Termination Event, a statement of a Financial Officer of the Originator setting forth details of such Termination Event or Incipient Termination Event and the action that the Originator has taken and proposes to take with respect thereto;

                       (v) promptly upon a Financial Officer becoming aware thereof, notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred and are then outstanding, would reasonably be expected to result in liability of the Originator and its Subsidiaries in an aggregate amount exceeding $5,000,000;

                       (vi) at least thirty (30) days prior to any change in the name, jurisdiction of organization, corporate structure or tax identification number of any Transaction Party, a notice setting forth the new name, jurisdiction of organization, corporate structure or tax identification number, as applicable, and the effective date thereof;

                       (vii) promptly upon learning thereof, notice of any downgrade in the Debt Rating (or the withdrawal by either S&P or Moody's of a Debt Rating) of any Transaction Party, setting forth the Indebtedness affected and the nature of such change (or withdrawal);

                       (viii) promptly after the occurrence thereof any pending or threatened litigation or other event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

                       (ix) promptly upon learning thereof, and in any event no later than the effective date thereof, notice of any amendment, waiver, termination or other modification to, or replacement or substitution for, the Revolving Credit Agreement;

                       (x) as soon as possible and in any event within one Business Day after obtaining knowledge of any event or circumstance described in any of clauses (ii), (iii) or (iv) of the definition of "Formulary Rebate Conditions," a statement of an Executive Officer of the Originator setting forth in reasonable detail the nature of such event or circumstance;

                       (xi) promptly upon the occurrence thereof, notice of any amendment to the Credit and Collection Policy; and

                       (xii) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originator (including, without limitation, information regarding any pending or threatened litigation) as the Buyer may from time to time reasonably request.

                   (m) Separate Conduct of Business. The Originator will, and will cause each of its Affiliates (other than the Buyer) to: (i) maintain separate corporate records and books of account from those of the Buyer; (ii) conduct its business from an office separate from that of the Buyer; (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will not be made in the name of the Buyer; (iv) have stationery and other business forms separate from those of the Buyer; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Buyer; (vi) not engage in any transaction with the Buyer except as contemplated by this Agreement or the Receivables Purchase Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement and (viii) insure that any consolidated financial statements of the Originator that are filed with the Securities and Exchange Commission or any other Official Body or are furnished to any creditors of the Originator have notes clearly stating that (A) the Buyer is the owner of the Transferred Receivables and is a separate entity and (B) the Buyer's assets will be available first and foremost to satisfy the claims of the creditors of the Buyer. In addition, the Originator shall take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to the Originator and (y) comply in all material respects with those procedures described in such provisions which are applicable to the Originator.

                   (n) Taxes. The Originator will file all material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in conformity with GAAP. The Originator will pay when due any taxes payable in connection with the Receivables excluding taxes on or measured by income or gross receipts of the Administrative Agent, the Managing Agents, the Purchasers and the Buyer.

                   (o) Treatment as Sales. The Originator shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale and/or absolute conveyance of Receivables by the Originator to the Buyer.

                   ARTICLE VI. ADMINISTRATION AND COLLECTION

                   SECTION 6.01. Designation of Servicer. Consistent with the Buyer's ownership interest in the Transferred Receivables, the Originator acknowledges and agrees that the servicing, administration and collection of the Transferred Receivables shall be the responsibility and right of the Buyer. The Buyer has advised the Originator that the servicing, administration and collection of the Transferred Receivables shall be conducted by the Person designated as the Servicer pursuant to the Receivables Purchase Agreement from time to time. The Buyer has requested the Originator to, and the Originator has agreed that it will, act as the initial Servicer. All references to the Originator hereunder shall include the Originator in its capacity as Servicer under the Receivables Purchase Agreement until a successor Servicer is appointed thereunder.

                   SECTION 6.02. Certain Rights of the Buyer. (a) The Originator hereby transfers to the Buyer (and its assigns and designees) the exclusive ownership and control of the Deposit Accounts and the Originator shall take any further action that the Buyer may reasonably request to effect or further evidence such transfer.

                   (b) At any time following the occurrence and during the continuation of a Termination Event or a Rating Level 4 Period:

                       (i) The Originator shall, upon the Buyer's request and at the Originator's expense, give notice of the Buyer's interest to each Obligor of Receivables and direct that payments of all amounts payable under the Receivables be made directly to the Buyer or its designee.

                       (ii) At the Buyer's request and at the Originator's expense, the Originator shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Buyer at a place selected by the Buyer or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Buyer and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Buyer or its designee. The Buyer shall also have the right to make copies of all such documents, instruments and other records at any time.

                   (c) The Originator authorizes each of the Buyer and the Administrative Agent, and hereby irrevocably appoints each of the Buyer and the Administrative Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of the Originator, following the occurrence and during the continuation of a Termination Event or a Rating Level 4 Period, to take any and all steps in the Originator's name and on behalf of the Originator, that are necessary or desirable, in the determination of the Buyer or the Administrative Agent, to collect amounts due under the Receivables, including, without limitation, endorsing the Originator's name on checks and other instruments representing Collections of Receivables and enforcing the Receivables and the Related Security and related Contracts.

                   SECTION 6.03. Rights and Remedies. (a) If the Originator (as Servicer or otherwise) fails to perform any of its obligations under this Agreement, the Buyer may (but shall not be required to) cause performance of, such obligation, and the costs and expenses of the Buyer reasonably incurred in connection therewith shall be payable by the Originator.

                  (b) The Originator (as Servicer or otherwise) shall perform all of its obligations under the Contracts related to the Receivables to the same extent as if the Originator had not sold or contributed Receivables hereunder, and the exercise by the Buyer of its rights hereunder shall not release the Originator (as Servicer or otherwise) from any of its duties or obligations with respect to any Receivables or the related Contracts. The Buyer shall not have any obligation or liability with respect to any Receivables or related Contracts, nor shall the Buyer be obligated to perform any of the obligations of the Originator (as Servicer or otherwise) thereunder.

                  (c) The Originator shall cooperate with the Servicer in collecting amounts due from Obligors in respect of the Receivables.

                   SECTION 6.04. Transfer of Records to Buyer. Each Purchase hereunder shall include the transfer to the Buyer of all of the Originator's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of the Originator's computer software system (other than third party proprietary software which is not included in the Related Security or which is subject to license agreements that require additional payments by the Originator or its Affiliates for access thereto by Persons other than the Originator) to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or are written off as uncollectible.

                  To the extent that (i) direct on-line access by the Buyer to the computer files and third-party proprietary software subject to license agreements would require additional payments for access thereto by the Buyer or is prohibited by such license agreements and (ii) the Originator is no longer the Servicer, the Originator hereby agrees to download, prepare and distribute, promptly and effectively, all data relating to the Receivables in usable form as reasonably requested by the Buyer and its assigns from time to time. If the Originator fails to produce such data in a prompt and effective manner, the Buyer and its assigns may have access to such third-party software to create such records, and the Originator shall incur and pay such additional license costs and expenses with respect to the granting of such access.

                  The Originator shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense), to the extent provided in the first and second paragraphs of this
Section 6.04, to the use of the Originator's computer software system to access and create such records.

                  In recognition of the Originator's need to have access to the records transferred to the Buyer hereunder, the Buyer hereby grants to the Originator an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Originator's business or in performance of its duties as Servicer; provided, however, that (i) the Originator shall not disrupt or otherwise interfere with the Buyer's use of and access to such records during such license period, (ii) the Originator consents to the assignment and delivery of the records (including any information contained therein relating to the Originator or its operations) to any assignees or transferees of the Buyer and (iii) access to proprietary third-party software shall be subject to the first and second paragraphs of this Section 6.04.

                        ARTICLE VII. TERMINATION EVENTS

                   SECTION 7.01. Termination Events. If any of the following events (each a "Termination Event") shall occur and be continuing:

                   (a) any Transaction Party shall fail to make any payment or deposit required to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure shall remain unremedied for one Business Day; or

                   (b) any representation, warranty, certification or statement made by any Transaction Party in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect (or, to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, such representation or warranty shall prove to have been incorrect in any respect, subject only to the materiality or Material Adverse Effect qualification set forth therein) when made or deemed made; or

                   (c) any Transaction Party shall fail to perform or observe
(i) any term, covenant or agreement contained in Section 5.01(a) (as to maintenance of existence only), 5.01(d) or 5.01(l)(iv) of this Agreement or (ii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and, solely in the case of this clause (ii), such failure shall remain unremedied for ten (10) days after such Transaction Party has knowledge or receives notice thereof; or

                   (d) (i) the Originator or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity, other than at the election of the Originator or any Subsidiary, or that, subject to any applicable grace period, enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, however, that this clause
(d)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

                   (e) any Event of Bankruptcy shall occur with respect to any Transaction Party; or

                   (f) the Buyer shall, for any reason, fail or cease to have good marketable title to the Receivables and Related Security and Collections with respect thereto, free and clear of any Adverse Claims (other than Adverse Claims created hereunder and under the Receivables Purchase Agreement); or

                   (g) any Change of Control shall occur; or

                   (h) there shall have occurred since the Closing Date any event or condition which has had or could reasonably be expected to have a material adverse effect on (A) the ability of the Buyer or the Originator to perform its obligations under the Transaction Documents or (B) the collectibility of the Receivables; or

                   (i) any Transaction Party receives notice or becomes aware that (i) a notice of federal tax lien has been filed against any Transaction Party or (ii) a notice of lien has been filed against any Transaction Party under Section 412(n) of the IRC or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the IRC or Section 302(f) of ERISA applies; or

                   (j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (except in each case to the extent covered by insurance or other right of reimbursement or indemnification), or which have or would reasonably be expected to have a Material Adverse Effect, shall be rendered against the Originator, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed or bonded pending appeal;

then, and in any such event, the Buyer may, in its discretion, declare the Termination Date to have occurred upon notice to the Originator (in which case the Termination Date shall be deemed to have occurred); provided, however, that, automatically upon the occurrence of any Event of Bankruptcy with respect to any Transaction Party (without any requirement for the giving of notice), the Termination Date shall occur. Upon any such declaration or upon such automatic termination, the Buyer and its assigns shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                         ARTICLE VIII. INDEMNIFICATION

                   SECTION 8.01. Indemnities by the Originator. Without limiting any other rights that the Buyer and its assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Originator hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including, without limitation, interest, penalties, amounts paid in settlement and reasonable attorneys' fees (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction finds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Indemnified Party and (b) any income, franchise, profits, branch profits or similar taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Transferred Receivables):

                       (i) any Receivable which any Transaction Party represents to be or treats as an Eligible Receivable but which is not an Eligible Receivable as of the date of such representation or treatment;

                       (ii) any representation or warranty certification, report or other statement made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made;

                       (iii) the failure by any Transaction Party to comply with any applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable Law;

                       (iv) the failure to vest in the Buyer absolute ownership of each Transferred Receivable and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                       (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and the Related Security and

         Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

                       (vi) any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim relating to any Contract or relating to billing or collection activities with respect to any such Contract or any Receivable (if such billing or collection activities were performed by the Originator or any of its Affiliates acting as Servicer) or relating to any Contract related thereto;

                       (vii) any failure of any Transaction Party to perform its duties or obligations in accordance with the provisions hereof and each other Transaction Document or to perform its duties or obligations under the Contracts or to timely and fully comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract;

                       (viii) any products liability, environmental or other claim arising out of or in connection with merchandise, goods or services which are the subject of any Contract or the sale of which gave rise to any Receivable;

                       (ix) the commingling of Collections of Transferred Receivables at any time with other funds;

                       (x) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of Purchases or the ownership of Transferred Receivables or in respect of any Receivable or Related Security or Contract;

                       (xi) any Receivable becoming a Diluted Receivable or any other setoff with respect to any Receivable;

                       (xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Originator or any Affiliate of the Originator in servicing, administering or collecting any Receivable; or

                       (xiii) the failure by any Transaction Party to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.

                  Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Originator's indemnification obligations pursuant to clauses (ii) and (vii) of this Article VIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified. It is expressly agreed and understood by the parties hereto (x) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of collectibility or payment of the Receivables and (y) that nothing in this Section 8.01 shall require the Originator to indemnify any Person for Receivables that are not collected, not paid or uncollectible solely on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor except to the extent of any Indemnified Amounts arising from the improper characterization of any such Receivables as Eligible Receivables.

                       ARTICLE IX. MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Originator therefrom shall be effective unless in a writing signed by the Buyer and the Administrative Agent and, in the case of any amendment, also signed by the Originator, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 9.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

                  If to the Originator:

                  Medco Health Solutions, Inc.
                  100 Parsons Pond Drive
                  Franklin Lakes, New Jersey  07417
                  Attention:  General Counsel
                  Telephone:  [         ]
                  Telecopy:  (201) 269-1225

                  If to the Buyer

                  Medco Health Receivables, LLC
                  [                 ]
                  [                 ]
                  Attention:  [          ]
                  Telephone:  [         ]
                  Telecopy:  [        ]

                  Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                  SECTION 9.03. Assignability; Binding Effect. (a) This Agreement shall be binding upon and inure to the benefit of the Originator, the Buyer and their respective successors and assigns; provided, however, that the Originator may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign all or any part of its rights and obligations hereunder without the consent of the Originator. In connection with any sale or assignment by the Buyer of all or a portion of the Transferred Receivables, the purchaser or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Buyer under this Agreement (as if such purchaser or assignee, as the case may be, were the Buyer hereunder) subject to the terms of the agreement between the Buyer and such purchaser or assignee, as the case may be.

                  (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, when all of the Transferred Receivables are either collected in full or are written off as uncollectible in accordance with the Credit and Collection Policy; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Buyer pursuant to Article VIII hereof, the Originator agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement; (ii) all reasonable fees and expenses associated with any audits and other due diligence conducted prior to or after the Closing Date and (iii) any amendments, waivers or consents under the Transaction Documents. In addition, the Originator agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder.

                  (b) In addition, the Originator agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Originator agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 9.05. No Proceedings. The Originator hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any proceeding of the type referred to in the definition of "Event of Bankruptcy" in the Receivables Purchase Agreement so long as there shall not have elapsed one year plus one day since the later of (i) the Final Payout Date and (ii) the date on which all of the Transferred Receivables are either collected in full or are written off in accordance with the Credit and Collection Policy.

                  SECTION 9.06. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD

CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE BUYER'S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES OR OTHER ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 9.07. Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Buyer may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Originator hereby consents to any such assignments. All such assignees, including parties to the Receivables Purchase Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto, subject to the terms of their agreement with the Buyer. Without limiting the generality of the foregoing, the Originator hereby acknowledges that the Buyer has granted a security interest in all its rights, remedies and powers under this Agreement to the Administrative Agent pursuant to the Receivables Purchase Agreement. The Originator agrees that the Administrative Agent (for the benefit of the Purchasers under the Receivables Purchase Agreement) shall, subject to the terms of the Receivables Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder), and the Originator agrees to cooperate fully with the Administrative Agent in the exercise of such rights, remedies and powers. The Originator further agrees to give to the Administrative Agent copies of all notices and reports it is required to give to the Buyer hereunder. Notwithstanding anything herein to the contrary, no declaration of the Termination Date, and no other amendment, waiver, consent or other modification made or granted hereunder, shall in any case be effective unless the same shall have been made or granted by, or approved in writing by, the Administrative Agent acting with the consent, or at the direction, of each Managing Agent and the Majority Committed Purchasers.

                  SECTION 9.08. Restriction on Payments. (a) Notwithstanding anything in this Agreement or elsewhere to the contrary, the Originator agrees that any indebtedness, obligation or claim it may from time to time hold or otherwise have (including, without limitation, any obligation or claim in respect of the Subordinated Note) against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing (each a "Buyer Obligation"), shall be paid solely out of funds available to the Buyer pursuant to the Receivables Purchase Agreement and then only to the extent such payment is permitted by the terms of the Receivables Purchase Agreement. Without limiting the generality of the foregoing, the Originator acknowledges and agrees that pursuant to Section 5.01(o) of the Receivables Purchase Agreement no Restricted Payments may be made to the Originator at any time (i) that a Termination Event or Incipient Termination Event has occurred and is continuing or (ii) during the period between the Termination Date and the Final Payout Date.

                  (b) Except as otherwise provided herein, the obligations and liabilities of the Originator under this Agreement and the other Transaction Documents (collectively, the "Originator Obligations") shall not be subject to deduction of any kind or type, except by payment in full of the amount thereof in accordance with the terms thereof. The Originator hereby waives any right it may now or at any time hereafter have to set-off any Originator Obligation against any Buyer Obligation except as expressly set forth herein.

                  (c) Notwithstanding any provision to the contrary in the Subordinated Note or elsewhere in this Agreement, other than with respect to payments of a Buyer Obligation specifically permitted by Section 9.08(a) above, no demand for any payment may be made by the Originator in respect of such Buyer Obligation, no payment shall be due from the Buyer to the Originator with respect thereto and the Originator shall have no claim for payment of such Buyer Obligation. In the event that, notwithstanding the foregoing provision limiting such payment, the Originator shall receive any payment or distribution of any kind or character which is not permitted to be made by Section 9.08(a) above, such payment or distribution shall be received and held in trust by the Originator for the benefit of, and shall be promptly paid over to, the Administrative Agent under the Receivables Purchase Agreement.

                  (d) The Originator hereby acknowledges the subordination provisions of the Subordinated Note and agrees to be bound thereby.

                  SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.10. Integration; Survival of Termination. This Agreement and the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superceding all prior oral or written understandings. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.11. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the Originator and the Buyer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein. Nothing in this Section 9.11 shall affect the right of any party to serve legal process in any manner permitted by law.

                  SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO , OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR                          MEDCO HEALTH SOLUTIONS, INC.
AND SERVICER:

                                    By:
                                         ---------------------------------------
                                          Name:
                                          Title:



BUYER:                              MEDCO HEALTH RECEIVABLES, LLC


                                    By:
                                         ---------------------------------------
                                          Name:
                                          Title: